Exhibit 5.8

Reinhart Boerner Van Deuren s.c. P.O. Box 2965 Milwaukee, WI 53201-2965 1000 North Water Street Suite 1700 Milwaukee, WI 53202 Telephone: 414-298-1000 Facsimile: 414-298-8097 reinhartlaw.com

March 6, 2014

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

Ladies and Gentlemen:

We have acted as local Wisconsin counsel to RESTAT, LLC, a Wisconsin limited liability company (the “Specified Subsidiary Guarantor”). We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Catamaran Corporation, a corporation organized under the laws of the Yukon Territory, Canada (the “Company”), and certain subsidiaries of the Company set forth in the Registration Statement (collectively, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of: (i) an indeterminate principal amount of the Company’s debt securities (the “Debt Securities”) and (ii) guarantees that may be issued by one or more of the Subsidiary Guarantors to holders of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”). The Debt Securities are to be issued under the Indenture, dated as of March 6, 2014 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Any Guarantee will be issued under the Indenture as supplemented by a supplemental indenture thereto to be entered into among the Company, each applicable Subsidiary Guarantor and the Trustee.

In rendering this opinion we have examined and relied upon (i) a copy of the Registration Statement delivered to us by the Company; (ii) a copy of the Articles of Organization of the Specified Subsidiary Guarantor, as certified by the Wisconsin Department of Financial Institutions (the “Department”); (iii) a Certificate of Status for the Specified Subsidiary Guarantor, as issued by the Department on March 3, 2014 (the “Certificate of Status”); (iv) a copy of the Specified Subsidiary Guarantor’s Limited Liability Company Operating Agreement, as amended (the “Operating Agreement”), as certified by an officer of the Specified Subsidiary Guarantor, and (v) a copy of all proceedings, actions and resolutions of the board of directors of the Specified Subsidiary Guarantor relating to the Registration Statement and the Guarantees. In such review, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

Milwaukee — Madison — Waukesha — Rockford, IL

Chicago, IL — Phoenix, AZ — Denver, CO

Catamaran Corporation

March 6, 2014

We also have assumed without investigation that (i) the Registration Statement has been duly authorized, executed and delivered by all parties to the Registration Statement and the Guarantees other than the Specified Subsidiary Guarantor and (ii) the Specified Subsidiary Guarantor’s execution, delivery or performance of the Registration Statement will not breach, violate, conflict with or constitute a default under any agreement, contract or obligation of the Specified Subsidiary Guarantor. We have further assumed, without investigation, the receipt or making of any consent, approval, order or authorization of, and the effectiveness of any registration or filing with, any third party or governmental body that is required to be received or made by any party in connection with the execution, delivery and filing of the Registration Statement or the Guarantees or the consummation of the transactions contemplated thereby. We have also assumed that the terms of the Indenture and the Guarantees will conform in all material respects to the descriptions thereof contained in the Registration Statement. We have not examined the records of the Company or any court or any public, quasi-public, private or other office in any jurisdiction, or the files of our firm, and our opinions are subject to matters that an examination of such records would reveal.

Based upon the foregoing, but subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Specified Subsidiary Guarantor is a limited liability company validly existing under the laws of the State of Wisconsin and, based solely on the Certificate of Status: (a) the Specified Subsidiary Guarantor has filed with the Department during its most recently completed report year the required annual report; and (b) Articles of Dissolution of the Specified Subsidiary Guarantor have not been filed with the Department.

2. The execution and filing with the SEC of the Registration Statement have been duly authorized by all necessary limited liability company action on the part of the Specified Subsidiary Guarantor.

3. The Specified Subsidiary Guarantor has the limited liability company power and authority to authorize the form and terms of, and the performance, issuance and sale by the Specified Subsidiary Guarantor of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture as contemplated by the Registration Statement and to authorize the execution, delivery and performance by the Specified Subsidiary Guarantor of a supplemental indenture (each, a “Supplemental Indenture”) in compliance with the provisions of the Indenture creating the form and terms of such Guarantee as contemplated by the Registration Statement.

4. The execution, delivery and performance by the Specified Subsidiary Guarantor of a Supplemental Indenture and the creation, issuance and sale by the Specified Subsidiary Guarantor of a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture (as

Catamaran Corporation

March 6, 2014

supplemented by the Supplemental Indenture) as contemplated by the Registration Statement will be duly authorized by all necessary limited liability company action on the part of the Specified Subsidiary Guarantor when: (a) the form, terms, execution, delivery and performance of such Guarantee shall have been authorized by the Specified Subsidiary Guarantor’s board of directors in accordance with, and within any parameters or limitations established by, the Specified Subsidiary Guarantor’s Articles of Organization, the Operating Agreement, the Indenture and applicable law, and such terms shall have been accurately reflected in the Supplemental Indenture in compliance with the provisions of the Indenture creating the form and terms of such Guarantee; and (b) the series of Debt Securities to which the Guarantee relates shall have been duly issued by the Company.

The opinions expressed herein are limited to the laws of the State of Wisconsin in effect on the date hereof as they presently apply and we express no opinion herein as to the laws of any other jurisdiction; provided, however, we express no opinion regarding any securities laws, rules or regulations of the State of Wisconsin. These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressee of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is being provided solely for the benefit of the addressee hereof in connection with the Registration Statement. This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority without our prior written consent.

We hereby consent to the use of our name beneath the caption “Legal Matters” in the prospectus forming part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933 (the “Act”) or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

REINHART BOERNER VAN DEUREN s.c.

BY	/s/ Benjamin G. Lombard

Benjamin G. Lombard